9 A.M.

FILED

MAR 24 1982

[signature]

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

THE ENCHANTED VILLAGE, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the "corporation") is

THE ENCHANTED VILLAGE, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation are as follows:

To operate retail stores, and, in connection therewith, engage in the business of buying, selling, producing, manufacturing, trading, and dealing in and with educational material, toys, programs, novelties and other goods, wares and merchandise of every kind and nature, and in the carrying on of such business as retailers, importers and exporters, acquiring all such merchandise, supplies, materials and other articles as shall be necessary or incidental to such business.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Two Million (2,000,000). The par value of each of such shares is One Mill ($.001). All such shares are of one class and are shares of Common Stock.

No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
R. G. Dickerson	229 South State Street, Dover, Delaware

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-

00003

fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders

entit. 1 to vote of the corporation unless provisior . for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorised to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorised to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on March 15, 1982.

R. G. Dickerson, Incorporator

00065

FILED
SEP 17 1982 9AM

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

THE ENCHANTED VILLAGE, INC.

(Under Section 242 of the General Corporation Law)

The undersigned, being the President and Secretary of The Enchanted Village, Inc., hereby certify that:

FIRST: The name which it was formed is
THE ENCHANTED VILLAGE, INC.

SECOND: The Certificate of Incorporation of the corporation was filed with the Secretary of State on March 24, 1982.

THIRD: The Certificate of Incorporation of the corporation is hereby amended to increase the aggregate number of shares which the corporation shall have the authority to issue from Two Million (2,000,000) common shares with par value of one mil ($ .001) each to Ten Million (10,000,000) shares with par value of one mil ($ .001) each. To effect such amendment the first sentence of Article "Fourth" of the Certificate of Incorporation is hereby amended to read as follows:

"The total number of shares which the corporation shall have authority to issue is Ten Million (10,000,000) shares."

FOURTH: The foregoing amendment of the Certificate of Incorporation was authorized by a unanimous vote of the holders of all outstanding shares entitled to vote thereon, at a special meeting of shareholders duly called and held for such purpose on the 9th day of September, 1982.

IN WITNESS WHEREOF, the undersigned have hereunto signed this certificate this 9th day of September, 1982.

[signature], President

Attest: [signature], Secretary

VERIFICATION OF CERTIFICATE OF AMENDMENT

STATE OF NEW YORK)
) ss.:
COUNTY OF WESTCHESTER)

Joel M. Coifer, being duly sworn, deposes and says that he is the Secretary of THE ENCHANTED VILLAGE, INC., the corporation named in the foregoing certificate of amendment; that he has read and signed the same; and that the statements contained therein are true.

[signature], Secretary

Sworn to before me this 10th day of September, 1982

[signature]
Notary Public

8301511375

FILED

APR 26 1983

9AM Secretary of State

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

OF

THE ENCHANTED VILLAGE, INC.

(Under Section 242 of the General Corporation Law)

The undersigned, being the President and Secretary of The Enchanted Village, Inc., hereby certify that:

FIRST: The name which it was formed is THE ENCHANTED VILLAGE, INC.

SECOND: The Certificate of Incorporation of the corporation was filed with the Secretary of State on March 24, 1982.

THIRD: The Certificate of Incorporation of the corporation is hereby amended to increase the aggregate number of shares which the corporation shall have the authority to issue from Ten Million (10,000,000) common shares with par value of one mil ($.001) each to One Hundred Fifty Million (150,000,000) shares with par value of one tenth of one mil ($.0001) each. To effect such amendment the first sentence of Article "Fourth" of the Certificate of Incorporation is hereby amended to read as follows:

"The total number of shares which the corporation shall have authority to issue is One Hundred Fifty Million (150,000,00 shares. The par value of each of such shares is one tenth of one mil ($.0001)."

FOURTH: The foregoing amendment of the Certificate of Incorporation was authorized by written consent of the holders of all outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned have hereunto signed this certificate this day of April, 1983.

Bernard Tessler, President

Attest:

Joel M. Leifer, Secretary

VERFICATION OF CERTIFICATE OF AMENDMENT

STATE OF NEW YORK) ss.:
COUNTY OF WESTCHESTER)

JOEL M. LEIFER, being duly sworn, deposes and says that he is the Secretary of THE ENCHANTED VILLAGE, INC., the corporation named in the foregoing certificate of amendment; that he has read and signed the same; and that the statements contained therein are true.

Joel M. Leifer
Secretary

Sworn to before me this
22nd day of April, 1983

Karen J. Strohlein (Perlowitz)

KAREN J. STROHLEIN
NOTARY PUBLIC, State of New York
No. 4638082
Qualified in Westchester County
Commission Expires March 30, 1984

8501260360

FILED
MAY 6 1985
[signature]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THE ENCHANTED VILLAGE, INC.

(Under Section 242 of the General Corporation Law)

THE ENCHANTED VILLAGE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST: The name of the Corporation is The Enchanted Village, Inc.

SECOND: The Board of Directors of said Corporation adopted the following resolution by unanimous written consent dated March 26, 1985, setting forth, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

> RESOLVED, that this Board, declaring such action to be advisable, hereby authorizes the Corporation, subject to stockholder approval, to effectuate: (a) a reverse split of one share of the outstanding shares of the Corporation's common stock for each twenty issued and outstanding shares of common stock; (b) an increase in the par value of its common stock from $.0001 per share to $.002 per share; and (c) a decrease in the number of authorized shares from 150,000,000 to 15,000,000; all of such actions to be effected by amending the first paragraph of Article FOURTH of the Certificate of Incorporation to read in its entirety as follows:

"FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Fifteen Million (15,000,000). The par value of each such share is Two Mills ($.002). All such shares are of one class and all shares of Common Stock."

THIRD: That thereafter the above amendment to the Certificate of Incorporation of the Corporation was duly approved by written consent of stockholders owning more than a majority of the outstanding shares of the common stock of the Corporation, and prompt notice of the taking of such corporate action without a meeting was given to those stockholders who did not consent to such action in writing in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this certificate May 3, 1985.

BERNARD TESSLER, President

ATTEST

SAMUEL F. OTTENSOSER, Secretary

8600430171

FILED

FEB 12 1988 12 noon

[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE ENCHANTED VILLAGE, INC.

(Pursuant to Section 242 of the General Corporation Law)

The undersigned, being the President and Secretary, respectively, of THE ENCHANTED VILLAGE, INC. (the "Corporation"), do hereby certify as follows:

FIRST: The name of the corporation is THE ENCHANTED VILLAGE, INC.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 24, 1982.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to authorize the issuance of 10,000,000 shares of a new class of common stock (the "Class A Common Stock"), par value $.002 per share, to have all of the rights of, and to share in all distributions ratably with, the existing Common Stock, par value $.002 per share, of the Corporation, except that the holders of the Class A Common Stock shall have no right to vote on any manner at a meeting of

stockholders, except as may be required by law or as otherwise provided in the Certificate, and 1,000,000 shares of preferred stock, par value $1.00 per share, which may be issued in one or more series and to authorize the Board of Directors to determine the voting powers, designations, preferences and rights, and the qualifications, limitations, or restrictions thereof, of each such series. To reflect such amendment, Article FOURTH of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

> FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 26,000,000, consisting of 25,000,000 shares of common stock, of which 15,000,000 shares of the par value $.002 per share shall be designated Common Stock and 10,000,000 shares of the par value $.002 per share shall be designated Class A Common Stock, and 1,000,000 shares of the par value $1.00 which shall be designated Preferred Stock.
>
> The Class A Common Stock and the Common Stock shall be identical in all respects, except that the holders of Class A Common Stock shall have no right to vote on any matter which is the subject of a vote by the stockholders of the corporation, except as otherwise required by law or this Certificate of Incorporation. In any event where such a vote is required, to the extent permitted by law the Class A Common Stock shall vote together as a class, with each share to have one vote.

In the event the corporation shall subdivide shares of Common Stock into a greater number of shares of Common Stock, the Class A Common Stock shall be subdivided, by the same factor, into a greater number of shares of Class A Common Stock. In the event the corporation shall combine shares of Common Stock into a lesser number of shares of Common Stock, the Class A Common Stock shall be combined, by the same factor, into a lesser number of shares of Class A Common Stock. The holders of Class A Common Stock shall have no right to vote on any such subdivision or combination.

In the event the corporation shall declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution in Common Stock or other voting securities of the corporation, then and in each such event provision shall be made so that the holders of Class A Common Stock shall receive a dividend or other distribution on each share of Class A Common Stock held by such holder equal to the number of shares of Common Stock or other voting securities payable as a dividend or other distribution which the holder of such Class A Common Stock would have been entitled to receive had such share of Class A Common Stock been a share of Common Stock at the date of such event; the dividend on Class A Common Stock to be payable in Class A Common Stock if the dividend on Common Stock is payable in Common Stock and, if the dividend on Common Stock is payable in other voting securities of the corporation, the dividend on Class A Common Stock shall be payable in non-voting securities otherwise substantially equivalent to such other voting securities. No dividends in Common Stock or voting securities of the corporation shall be payable on the Class A Common Stock.

In the event the corporation shall declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in other than Common Stock or other voting securities of the corporation, then and in each such event provision shall be made so that the holder of each share of Class A Common Stock shall receive the same amount of cash, property, number of non-voting securities or other consideration which the holder of such Class A Common Stock would have been entitled to receive had such share of Class A Common Stock been a share of Common Stock at the date of such event.

If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reorganization, reclassification or other exchange of shares provided for elsewhere herein) or a merger or consolidation of the corporation with or into another corporation, or the sale of all or substantially all of the corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Class A Common Stock shall be entitled to receive the number of shares of non-voting stock or other securities, property or other consideration of the corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale and shares of non-voting securities otherwise substantially identical to any shares of voting securities receivable by a holder of Common Stock so deliverable so that in any such case, the rights of the holders of the Class A Common Stock after the reorganization, merger, consolidation or

sale shall be applicable after that event in as nearly equivalent a manner as set forth herein as may be practicable. The protections afforded to the Class A Common Stock by the provisions of this paragraph of this Article Fourth shall apply to successive mergers, consolidations and sales. The holders of Class A Common Stock shall have no right to vote on such reorganization, merger, consolidation or sale unless otherwise required by law. Notwithstanding the foregoing, in the event of such reorganization, merger, consolidation or sale, provision may be made so that the holders of Class A Common Stock shall receive voting stock or other securities of the corporation or the successor corporation identical in all respects to the stock or other securities to be received by the holders of Common Stock, but this provision shall not entitle the holders of Class A Common Stock to a vote on any such reorganization, merger, consolidation or sale unless otherwise required by law.

The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares then outstanding) by vote of the holders of a majority of the Common Stock, and the holders of Class A Common Stock shall have no right to vote on such increase or decrease.

It is intended that the holder of each share of Class A Common Stock shall have designations, preferences and rights, and qualifications, limitations and restrictions thereof, equivalent, to the extent consistent with the non-voting status of the Class A Common Stock, to those of a holder of a share of Common Stock.

No holder of any of the shares of the common stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right

to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

Preferred Stock may be issued in one more more series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuance of the Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware. The number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

FOURTH: The foregoing Amendment to the Certificate of Incorporation is authorized pursuant to Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate and affirmed the statements made herein are true under penalties of perjury this 12th day of February, 1986.

Bernard P. Tessler
President

ATTEST:

Stuart B. Zatkow
Secretary

8601010236

3pm
FILED

APR 11 1986

[signature]
SECRETARY OF STATE

THE ENCHANTED VILLAGE, INC.

CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS, AND LIMITATIONS

OF

CONVERTIBLE SERIES A $25 PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, The Enchanted Village, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Enchanted Village, Inc. (the "Corporation") was incorporated in the State of Delaware on March 24, 1982, and the authorized number of shares of Preferred Stock of the Corporation is 1,000,000, par value $1.00 per share, none of which is outstanding;

SECOND: Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation and by the provisions of Sections 141 and 151 *et seq.* of the General Corporation Law of the State of Delaware, a committee of the Board of Directors of the Corporation, at a meeting thereof duly convened and held on April 10, 1986 at 5:00 p.m., at which meeting a quorum was at all times present and acting, pursuant to and in accordance with authority expressly granted therein by the Board of Directors, adopted the following resolutions authorizing the issuance of 300,000

shares of Convertible Series A $25 Preferred Stock (as described below), which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation or By-Laws of the Corporation:

WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

WHEREAS, the Board of Directors, at a meeting thereof at which a quorum was at all times present and acting, authorized the issuance of a new series of 250,000 shares of Preferred Stock and authorized this Committee to fix the terms of such series; and

WHEREAS, it is the desire of this Committee of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the terms of a new series of Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by Section 151 of the General Corporation Law of the State of Delaware, and in this Committee by the Board of Directors, and in accordance with the provisions of the Certif-

icate of Incorporation of the Corporation, a series of Preferred Stock of this Corporation, to be known as Convertible Series A $25 Preferred Stock, is hereby created and provided for, to be limited in amount to 300,000 shares, and this Committee of the Board of Directors hereby fixes, states and expresses the terms, designation, relative rights, preferences and limitations of such Series as follows:

1. Designations of Series. The designation of the series of preferred stock created hereby shall be Convertible Series A $25 Preferred Stock, par value $1.00 per share (hereinafter called the "Series A Preferred Stock"). The shares of the Series A Preferred Stock shall be fully-paid and nonassessable.

Subject to Section 6 hereof, the number of shares of Series A Preferred Stock may be decreased (but not below the number of such shares then outstanding) or increased by a certificate executed, acknowledged, filed, and recorded in accordance with Section 103 of the General Corporation Law of the State of Delaware setting forth a statement that a specified decrease or increase, as the case may be, therein had been authorized and directed by a resolution or resolutions adopted by the Board of Directors and, if applicable, by the holders of the Series A Preferred Stock pursuant to authority expressly vested in it or them by the provisions of the Certificate of Incorporation of the Corporation.

2. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, rank prior to the voting common stock, par value $.002 per share, of the Corporation (the "Common Stock") and prior to the non-voting Class A Common Stock, par value $.002 per share, of the Corporation (the "Class A Common Stock").

3. Dividends. The fixed dividend rate for the Series A Preferred Stock shall be $2.50 per share per annum, and no more, payable at the time and to the extent declar d and legally available therefor. Dividends shall be cumulative from the date of original issuance of the Series A Preferred Stock, and are payable semiannually, at the semiannual rate of $1.25 per share, on the first day of April and October in each year for the semiannual dividend periods ending respectively on the dates immediately preceding such dates, commencing on October 1, 1986, payable to the holders of record at the close of business ten business days prior to the date for payment of a dividend. Dividends shall be paid in cash except that dividends payable on October 1, 1986 and April 1, 1987 may be paid, at the discretion of the Board of Directors of the Corporation, by issuing to the holders of Series A Preferred Stock shares of Class A Common Stock with a market value (as determined in accordance with Section 8 hereof) on the record date for payment of dividends equal to the amount of cash dividends which otherwise would be

P60095

payable. No dividends or distributions of any kind (except distributions in Common Stock or Class A Common Stock) may be paid with respect to the Common Stock or Class A Common Stock at any time when dividends on the Series A Preferred Stock are not current.

4. Liquidation Rights. The fixed liquidation amount of the Series A Preferred Stock shall be $25 per share. On any liquidation, dissolution or winding up of the Corporation, such liquidation amount (or a pro rata portion thereof, if the assets of the Corporation are insufficient) shall be paid to each holder of a share of Series A Preferred Stock before any distributions may be made to holders of Common Stock or Class A Common Stock.

5. Restrictions. The Corporation may not repurchase any shares of Common Stock or Class A Common Stock at any time when dividends on the Preferred Stock are not current, except that the Company may use up to $200,000 of its funds in any fiscal year to repurchase Class A Common Stock.

6. Voting Rights. (a) Except as otherwise expressly provided by law or in this Section 6, holders of shares of Series A Preferred Stock shall have no right or power to vote on any question or in any proceedings or to be represented at or to receive notice of any meeting of stockholders.

(b) The Corporation may not, without the consent of the holders of two-thirds of the outstanding shares of the Series A Preferred Stock, (i) create or issue any shares of any class of the capital stock of the Corporation ranking, either as to payment of dividends or distribution of assets, on a parity with or prior to the Series A Preferred Stock, (ii) change the preferences, rights, designations or powers of the Series A Preferred Stock as a class, so as to affect such holders adversely, (iii) increase the total number of authorized shares of Series A Preferred Stock, except as may be required in connection with the anti-dilution provisions of the Unit Warrants (as hereinafter defined) to authorize sufficient shares for issuance as part of the units (the "Units") issuable upon exercise of the warrants (the "Unit Warrants") issued or to be issued to Evans & Co., Incorporated in connection with a public offering by the Company of Units or (iv) at any time when dividends on the Series A Preferred Stock are not current, increase the number of directors of the Corporation other than to add two directors as provided hereafter in this Section 6, and provided that the Company may increase the number of directors to five, notwithstanding a failure to pay the dividend payable October 1, 1986 (but not if any other dividend payment has not been made).

(c) If accrued dividends on the Series A Preferred Stock shall not have been paid for four consecutive semi-annual dividend periods, then the holders of the Series A Preferred Stock, voting separately as a class, shall be entitled to elect two directors at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock called as hereinafter provided. Such right of the holders of Series A Preferred Stock to elect directors may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full, and when so paid, the right of the holders of Series A Preferred Stock to elect such number of directors shall cease, but subject always to the same provisions for the vesting of such special voting rights in the case of any future consecutive dividend defaults.

(d) At any time when such special voting rights shall have so vested in the holders of the Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of twenty-five percent or more of the number of shares of Series A Preferred Stock then outstanding shall, call a special meeting of the holders of the Series A Preferred Stock for the election of the directors, to be held at the place and upon the notice provided by law and in the By-Laws for the holding of meet-

ings of stockholders; except that the Secretary shall not be required to call such a special meeting in the case of any such request received less than 90 days before the date fixed for the next ensuing annual or other special meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than 30 days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of the Series A Preferred Stock become entitled to elect directors as provided in Section 6(c). The Company shall include, in any notice of such meeting, any nominee for director who has been proposed by the holders of twenty-five percent or more of the shares of Series A Preferred Stock then outstanding. The Company may also nominate additional or alternative persons, provided that the Company shall use its best efforts to nominate persons whom the Company in good faith believes will represent the best interests of the holders of the Series A Preferred Stock. The directors so elected shall serve until the next annual meeting or until their respective successors shall be elected and qualify.

(e) If, during any interval between meetings of the holders of the Series A Preferred Stock for the election of directors by them, as provided above, the number of directors who have been elected by the holders of the Series A Preferred Stock shall, by reason of resignation, death or

removal, be less than two, the vacancy or vacancies may be filled by the other director elected by the holders of Series A Preferred Stock then in office although less than a quorum.

(f) In any case where the holders of record of the Series A Preferred Stock are entitled to vote hereunder, each such holder of record shall be entitled to one vote for each share of Series A Preferred Stock so held.

7. Conversion. The holders of shares of Series A Preferred Stock shall have the right, at their option, to convert such shares into shares of Class A Common Stock at any time on the following terms and conditions:

(a) Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof at the office of the Transfer Agent, if any, for the Series A Preferred Stock in the City of New York, New York (or, if there is no Transfer Agent, at the office of the Corporation), initially into 16 fully paid and non-assessable shares of Class A Common Stock at the conversion price of $1.5625, subject to adjustment as provided hereafter. The term "conversion price" as used herein shall mean such price as set forth above and as adjusted from time to time in certain instances as hereinafter provided and the term "current conversion price" as used herein shall mean the conver-

sion price in effect at any given time. The number of shares of Class A Common Stock to be delivered upon conversion of shares of Series A Preferred Stock shall be determined by dividing the fixed liquidation amount of the shares surrendered ($25 per share) by the current conversion price at the time of surrender, calculated to the nearest 1/100th of a share (fractions of less than 1/100 being disregarded), subject to subsection (f) of this section. The Corporation shall make no payment or adjustment on the account of any unpaid cumulative dividends on the shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the Class A Common Stock.

(b) Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into Class A Common Stock, he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Transfer Agent, if any, or the office of the Corporation, if there is no Transfer Agent, and shall give written notice to the Corporation that he elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which he wishes the certifi-

cate or certificates for Class A Common Stock to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver to such holder of shares of Series A Preferred Stock, or to his nominee or nominees, certificates for the number of full shares of Class A Common Stock to which he shall be entitled as aforesaid, together with a scrip certificate or cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series A Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee or nominees, a new certificate or certificates representing the aggregate of the unconverted shares of Series A Preferred Stock. Shares of Series A Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

(c) The conversion price shall be subject to adjustment as follows:

(i) If the Corporation shall (A) pay a dividend or make a distribution on its outstanding shares of Class A Common Stock in shares of its Class A Common Stock, (B) subdivide its outstanding shares of Class A Common Stock, (C) combine its outstanding shares of Class A Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Class A Common Stock any shares of capital stock of the Corporation, then the conversion price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which he would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this paragraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date

in the case of a subdivision, combination or reclassification.

(ii) If the Corporation shall issue to holders of shares of its outstanding Class A Common Stock generally any rights, op.ions or warrants entitling them to subscribe for or purchase (A) shares of its Class A Common Stock, (B) any assets of the Corporation, (C) any securities of the Corporation (except its Class A Common Stock) or of any corporation other than the Corporation or (D) any rights, options or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options or warrants are immediately exercisable (hereinafter collectively called "Distributions on Class A Common Stock"), the Corporation shall issue to the holders of outstanding shares of Series A Preferred Stock the Distributions on Class A Common Stock to which they would have been entitled if they had converted the shares of Series A Preferred Stock held by them into Class A Common Stock immediately prior to the record date for the purpose of

determining shareholders entitled to receive such Distribution on Class A Common Stock.

(iii) Subject to the exceptions referred to in paragraph (v) below, if the Corporation shall at any time or from time to time issue any additional shares of Common Stock or Class A Common Stock ("Additional Stock") for a consideration of less than $2.25 per share, as adjusted (the "Adjustment Trigger Price"), or without consideration, then, and thereafter successively upon each such issuance, the conversion price shall forthwith be reduced to a price (calculated to the nearest full cent) determined by dividing

(A) an amount equal to (I) the number of shares of Common Stock and Class A Common Stock outstanding when the current conversion price became effective, multiplied by the current conversion price plus (II) the aggregate consideration, if any, received by the Corporation upon all issues of Common Stock and Class A Common Stock since the current conversion price became effective (including the consid-

C0015

eration, if any, received for such Additional Stock), by

(B) the total number of shares of Common Stock and Class A Common Stock outstanding when the current conversion price became effective plus the number of shares of Common Stock and Class A Common Stock issued since the current conversion price became effective (including the number of shares of such Additional Stock);

provided, however, that such adjustment shall be made only if the price determined from the aforesaid quotient shall be less than the conversion price in effect immediately prior to the issuance of such Additional Stock. The Corporation may, but shall not be required to, make any adjustment of the current conversion price if the amount of such adjustment shall be less than $.05, but any adjustment that would otherwise be required then to be made which is not so made shall be carried forward and shall be made at the time and together with the next subsequent adjustment, which,

together with any adjustment so carried forward, shall amount to not less than $.05.

(iv) For purposes of any adjustment as provided in paragraph (iii), the following provisions shall also be applicable:

(A) In case of the issuance of Additional Stock for cash, the consideration received by the Corporation therefore shall be deemed to be the net cash proceeds received by the Corporation for such Additional Stock before deducting any commissions or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with the issuance of, such Additional Stock.

(B) In case of the issuance (otherwise than upon conversion of obligations or shares of stock of the Corporation) of Additional Stock for a consideration other than cash, including securities acquired in exchange therefor, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received by the

Corporation shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

(C) In case of the issuance (other than by way of a Distribution on Class A Common Stock pursuant to paragraph (ii)) by the Company of (I) any security that is convertible into Common Stock or Class A Common Stock or (II) any rights, options or warrants to purchase Common Stock or Class A Common Stock, with an initial conversion price or exercise price per share of less than the Adjustment Trigger Price as then in effect, (except as stated in paragraph (v)), if inclusion thereof would result in a conversion price lower than if excluded, the Corporation shall be deemed to have issued, for the consideration described below, the number of shares of Common Stock or Class A Common Stock into which such convertible security may be converted when first convertible, or the number of shares of Common Stock or Class

A Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be; provided that, if (x) the conversion price of such convertible security or the exercise price of such options, rights or warrants is adjusted in accordance with the terms of such convertible security, rights, options or warrants, other than as a result of antidilution provisions, to a price per share less than Adjustment Trigger Price as in effect at the time of the adjustment of such conversion or exercise price, and (y) the number of shares deliverable is thereafter increased in accordance with the terms of such convertible security, rights, options or warrants, other than as a result of antidilution provisions, the Corporation shall be deemed to have issued, at the time of such adjustment and at no consideration, the Additional Stock for which such rights, options or warrants may be exercised as a result of such

increase, as the case may be. The consideration to be deemed to be received by the Corporation at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in subparagraphs (A) and (B) above before deducting any commissions or other expenses paid or incurred by the Corporation for any underwriting of, or otherwise in connection with, the issuance of such convertible securities or rights, options or warrants, plus (X) any consideration or adjustment payment to be received by the Corporation in connection with such conversion, or (Y) the aggregate price at which shares of Common Stock or Class A Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable or, if no price is specified and such shares are to delivered at an option price related to the market value of the subject Common Stock or Class A Common Stock, an aggregate option price

bearing the same relation to the market value of the subject Common Stock or Class A Common Stock at the time such rights, options or warrants were granted; provided that as to such rights, options or warrants further adjustment as shall be necessary on the basis of the actual option price at the time of exercise shall be made at such time if the actual option price is less than the aforesaid assumed option price. No further adjustment of the conversion price shall be made as a result of the actual issuance of shares of Common Stock or Class A Common Stock of the Corporation referred to in this subparagraph (C). On the expiration of such rights, options or warrants, or the termination of such rights, options or warrants, or the termination of such right to convert, the conversion price hereunder shall be readjusted to such conversion price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible securities been

made upon the basis of the delivery of only the number of shares of Common Stock or Class A Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities.

(D) The number of shares of Common Stock and Class A Common Stock at the time outstanding shall include all shares of Common Stock and Class A Common Stock then owned or held by or for the account of the Corporation and shall include the aggregate number of shares of Common Stock and Class A Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in subparagraph (C) of this paragraph (iv); provided that, to the extent that such rights, options, warrants or conversion privileges are not exercised, such shares of Common Stock and Class A Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, options or

conversion privileges or the prior cancellation thereof.

(v) No adjustment of the conversion price shall be made as a result of or in connection with

(A) the issuance (or deemed issuance pursuant to subparagraph (iv)(C), if it were applicable) of shares of Common Stock or Class A Common Stock pursuant to options, warrants or stock purchase agreements granted or entered into prior to the date of this Certificate of Designation, or in connection with the agreements to issue warrants entered into prior to the date hereof with ITT Commercial Finance Corp. or the warrants issuable pursuant thereto, or pursuant to options for up to an aggregate of 1,000,000 shares of Common Stock or Class A Common Stock issued pursuant to the Company's 1985 Incentive and Non-Qualified Stock Option Plan or otherwise subsequent to the date of this Certificate of Designation to officers, directors, employees or consultants of

the Company or of a subsidiary in connection with their services to the Company;

(B) the issuance of shares of Class A Common Stock upon conversion of shares of Series A Preferred Stock or as dividends on the Series A Preferred Stock;

(C) the issuance of shares of Common Stock or Class A Common Stock in connection with Distributions on Class A Common Stock pursuant to paragraph 7(c)(ii);

(D) the issuance or exercise of warrants (the "Warrants") to purchase shares of Common Stock included or to be included as part of 5,750 Units of the Company; or

(E) the isuance or exercise of the Unit Warrants, or exercise of the Warrants included therein.

(vi) Common Stock and Class A Common Stock, the issuance (or deemed issuance) of which shall not result in any adjustment of the conversion price pursuant to the provisions of paragraph (v), and any Common Stock

00024

and Class A Common Stock issued (or deemed issued pursuant to paragraph (iv)(C) if it were applicable) by way of a Distribution on Class A Common Stock as set forth in paragraph (ii) hereof, shall nevertheless thereafter be taken into account for purposes of determining the quotient referred to in paragraph (iii) of this subsection (c) and shall, for such purposes, be deemed to have been outstanding when the then current conversion price became effective.

(vii) If the Corporation shall consolidate or merge into or with another corporation, or if the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, each holder of Series A Preferred Stock then outstanding shall have the right thereafter to convert each share of Series A Preferred Stock held by him into the kind and amount of shares of stock, other securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Class A Common Stock into which such share might have been converted imme-

diately prior to such consolidation, merger, sale or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale and conveyance so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the conversion rights of the shares of the Series A Preferred Stock shall thereafter be made applicable.

(viii) Whenever the conversion price is adjusted as provided in paragraph (iii) of this subsection (c), the Corporation will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Corporation) setting forth the conversion price as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holders of the

shares of Series A Preferred Stock, at their addresses listed on the stock register.

(ix) The Company shall have the right, at any time or from time to time, voluntarily to reduce the current conversion price by an amount not in excess of 50% of such current conversion price for such period or periods of time as the Board of Directors of the Corporation may determine; provided, however, that each such period shall be at least 30 days.

(x) Irrespective of any adjustment or change in the conversion price and the number of shares of Class A Common Stock actually purchasable under the Series A Preferred Stock, certificates theretofore and thereafter issued may continue to express the conversion price per share and the number of shares purchasable thereunder as the conversion price per share and the number of shares purchasable were expressed upon the certificates for shares of Series Preferred Stock when initially issued.

(d) (i) At any time after December 18, 1987, the Company may require the conversion of all or any part of the Series A Preferred Stock, on not

less than 15 nor more than 45 days notice, at the current conversion price; provided, that the Company may not require conversion prior to the first date on which the Market Value (as hereinafter defined) of the Class A Common Stock exceeds $3.50 per share, as adjusted (the "Mandatory Conversion Trigger Price"), and provided further that the Company pay all accrued and unpaid dividends on any shares of Series A Preferred Stock required to be converted.

(ii) If less than all of the outstanding shares of Series A Preferred Stock are required to be converted, the Corporation shall, by lot or pro rata, or such other method as the Corporation shall deem to be substantially equivalent thereto, select, in such manner as it in its sole discretion shall deem appropriate and fair, the particular shares required to be converted, provided that no fractional shares shall be required to be converted.

(iii) Not less than 15 nor more than 45 days prior to the date fixed for mandatory conversion, notice by mail, postage prepaid, shall be given to the holders of record of the Series A Preferred Stock required to be converted, addressed

to each such stockholder at his address as shown on the records of the Corporation. On or after the date fixed for mandatory conversion, as stated in such notice, each holder of the shares called shall surrender his certificate(s) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive the shares of Class A Common Stock deliverable upon conversion plus any accrued and any unpaid dividends on such shares of Series A Preferred Stock. If such notice of mandatory conversion shall have been duly given, and if, on the date fixed for mandatory conversion, funds necessary for the payment of dividends, if any, shall be available therefor, then, notwithstanding that the certificates evidencing any shares required to be converted shall not have been surrendered, from and after the date fixed for mandatory conversion, dividends with respect to the shares so converted shall cease to accrue, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be holders of the shares of Series A Preferred Stock, all rights whatsoever with respect to the shares so converted shall forthwith terminate except only the right of the holders to receive the previously

accrued dividends without interest thereon and the shares of Class A Common Stock deliverable on conversion, upon surrender of their certificates therefor, and such holders shall for all purposes be deemed holders of such shares of Class A Common Stock.

(e) Whenever the conversion price is adjusted pursuant to subsection (c) of this Section, the Adjustment Trigger Price and the Mandatory Conversion Price shall each be adjusted by multiplying such prices by a fraction, the numerator of which shall be the conversion price as in effect subsequent to such adjustment and the denominator of which shall be the conversion price as in effect prior to such conversion.

(f) No fractional share of Class A Common Stock shall be issued upon any conversion but, in lieu thereof, there shall be paid to each holder of shares of the Series A Preferred Stock surrendered for conversion, who but for the provisions of this subsection (f) would be entitled to receive a fraction of a share of Class A Common Stock on such conversion, an amount in cash equal to the same fraction of the market value, on the date such

shares are surrendered for conversion, of a full share of the Class A Common Stock.

(g) The Corporation will reserve and keep available a sufficient number of shares of Class A Common Stock to satisfy the requirements of all outstanding shares of Series A Preferred Stock. The Corporation will take all such action as may be necessary to insure that all shares of Class A Common Stock issued upon conversion of shares of Series A Preferred Stock will be duly and validly authorized and issued and fully paid and nonassessable.

(h) The issuance of certificates for shares of Class A Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the holders of shares of Series A Preferred Stock for any issue or stamp tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of shares of Series A Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of transfer involved in the issuance and delivery of any such certificate in a

name other than that of the holder of shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(i) If at any time

(i) the Corporation shall take any action which would require an adjustment in the conversion price pursuant to subsection (c)(i) or (ii); or

(ii) the Corporation shall authorize the granting to the holders of its Class A Common Stock of any Distributions on Class A Common Stock as set forth in subsection (c)(ii) and notice thereof shall be given to holders of Class A Common Stock; or

(iii) there shall be any capital reorganization or reclassification of the Class A Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Class A

Common Stock), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all of the assets of the Corporation; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give written notice to the holders of Series A Preferred Stock at the address as of such holders as listed in the stock register, not less than 20 days before any record date or other date set for definitive action, of the date on which such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current conversion price, the Adjustment Trigger Price, the Mandatory Conversion Price and the kind and amount of the shares of Class A Common Stock and other securities and

property deliverable upon conversion of the Series A Preferred Stock. Such notice shall also specify the date as of which the holders of the Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding-up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, the right to convert the Series A Preferred Stock shall terminate).

Without limiting the obligation of the Corporation to provide notice to the holders of Series A Preferred Stock of corporate actions hereunder, it is agreed that failure of the Corporation to give such notice shall not invalidate such corporate action of the Corporation, except as otherwise provided by law.

(j) Shares of the Class A Common Stock held in the treasury of the Corporation may in its discretion be delivered upon any conversion of shares of the Series A Preferred Stock.

(k) If cash, property, or securities other than Class A Common Stock shall be payable, deliverable, or issuable by the Corporation upon con-

version as aforesaid, then references to Class A Common Stock in this Section 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property, or other securities.

8. Market Value. The market value of a share of Class A Common Stock on any date shall be the the average of the reported closing bid and asked prices over the five business days immediately preceding such date, in either case on the composite tape for issues listed on the New York Stock Exchange or on the American Stock Exchange or, if the shares of Class A Common Stock are not listed on either Exchange, the average of the closing representative bid and asked prices on such date as reported by the National Association of Securities Dealers through NASDAQ or, if the shares of Class A Common Stock are not quoted by NASDAQ, by reference to the "pink sheets" published by National Quotation Bureau or, if not so published, then by such other method of determining market value as the Board of Directors shall in good faith from time to time deem to be fair (and such other method shall be conclusive).

RESOLVED FURTHER: That in connection with the foregoing resolution, any officer of this Corporation shall be, and each of them hereby are empowered, authorized and directed to execute such instruments and do or cause to be

done such other acts and take such steps as may by them be deemed necessary to effectuate the foregoing resolution.

IN WITNESS WHEREOF, The Enchanted Village, Inc. has caused this Certificate to be signed by its Chairman of the Board and Secretary this 10th day of April, 1986.

Bernard P. Tessler
Chairman of the Board, President

Attest:

Stuart B. Zatkow
Secretary

8602900156

FILED 10 AM

OCT 17 1988

[signature] SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE ENCHANTED VILLAGE, INC.

(Pursuant to Section 242 of the General Corporation Law)

The undersigned, being the President and Secretary, respectively, of THE ENCHANTED VILLAGE, INC. (the "Corporation"), do hereby certify as follows:

FIRST: The name of the corporation is THE ENCHANTED VILLAGE, INC.

SECOND: The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 24, 1982.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended to add the following paragraphs ELEVENTH and TWELFTH at the end thereof:

"ELEVENTH: The affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation shall be required for the approval of any proposal that (1) this corporation merge or consolidate with any other corporation or any affiliate of such other corporation if such other corporation and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than five percent (5%) of the outstanding shares of the Common Stock of this corporation (such other corporation and any affiliate thereof being herein referred to as a "related corporation"), or that (2) this corporation sell or exchange all or substantially all of its assets or business to or with such

related corporation, or in a merger of any affiliate of this corporation with or into such related corporation or any of its affiliates or that (3) this corporation issue to such related corporation securities having more than 5% of the total voting power of all shares of voting stock of this corporation outstanding prior to such issuance; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by resolution of the Board of Directors of this corporation prior to the acquisition of the beneficial ownership of more than five percent (5%) of the outstanding Common Stock of this corporation by such related corporation and its affiliates, nor shall it apply to any such transaction solely between this corporation and another corporation, fifty percent (50%) or more of the voting stock of which is owned by this corporation, nor shall it apply to any such transaction if the related corporation has, or is an affiliate of any person who has, prior to July 1, 1986, filed with the Securities and Exchange Commission a report stating that such person was the beneficial owner of 5% or more of the outstanding shares of Common Stock. For the purpose hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding Common Stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets of issuance of stock or other

securities not expressly provided for in this Article shall be such as may be required by applicable law."

"The provisions set forth in this Article may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the total voting power of all outstanding shares of voting stock of this corporation."

"TWELFTH: No director of this corporation shall be liable to this corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to this corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit."

FOURTH: The foregoing Amendments to the Certificate of Incorporation are authorized pursuant to Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate and affirmed that the statements made herein are true under penalties of perjury this 8th day of October, 1986.

Bernard P. Tessler
President

ATTEST:

Mark L. Friedman
Secretary

AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
THE ENCHANTED VILLAGE, INC.

The Enchanted Village, Inc. (the "Corporation"), pursuant to the requirements of Section 242 of the General Corporation Law of the State of Delaware, as amended, hereby adopts this Amendment to its Certificate of Incorporation.

WHEREAS, the Amendment to the Certificate of Incorporation set forth below was adopted by a resolution by the Corporation's Board of Directors and submitted to the Corporation's stockholders for their written consent and approval in accordance with the requirements of Sections 228 and 242 of the General Corporation Law of Delaware; and

WHEREAS, the number of shares of common stock issued, outstanding and entitled to vote with respect to the respect to the foregoing amendments was 10,668,333 and in accordance with Sections 228 and 242 of the General Corporation Law of Delaware, the holders of 5,440,050 shares of common stock consented in writing to the amendments to the Corporation's Certificate of Incorporation; and

WHEREAS, the number of shares of preferred stock issued, outstanding and entitled to vote with respect to the respect to the foregoing amendments was 300,000 and in accordance with Sections 228 and 242 of the General Corporation Law of Delaware, the holders of 200,375 shares of preferred stock consented in writing to the amendments to the Corporation's Certificate of Incorporation; and

WHEREAS, the Corporation has given written notice to nonconsenting stockholders in accordance with Section 228 of the General Corporation Law of Delaware:

NOW, THEREFORE, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, the provisions of the Article Fourth of the Corporation's Certificate of Incorporation are hereby amended to read in their entirety as follows:

ARTICLE FOURTH
NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE

4.1 **Capital Stock.** The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000) shares which shall be subdivided into classes as follows:

(a) Fifty Million (50,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.002 per share, and enjoy the rights and powers generally accorded to common stockholders under the General Corporation Law of Delaware.

(b) Five Million (5,000,000) shares of the Corporation's authorized capital stock shall be denominated as Preferred Stock, par value of $0.002 per share. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine,

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 03/07/2003
030152931 – 0934407

each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of Preferred Stock may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of Preferred Stock.

4.2 **Reclassification of Outstanding Securities.** Effective at 12:01 a.m. EST on March 10, 2003:

(a) The Four Million, Four Hundred Twenty-Eight Thousand, Six Hundred and Sixteen (4,428,616) issued and outstanding shares of the Corporation's $0.002 par value Class A Common Stock shall be reclassified as Four Million, Four Hundred Twenty-Eight Thousand, Six Hundred and Sixteen (4,428,616) shares of the $0.002 par value common stock of the Corporation without any further action by the holders of such shares.

(b) The Three Hundred Thousand (300,000) issued and outstanding shares of the Corporation's Convertible Series A $25 Preferred Stock shall be reclassified as Twelve Million, Three Hundred Fifteen Thousand (12,315,000) shares of the $0.002 par value common stock of the Corporation without any further action by the holders of such shares.

(c) Upon completion of the reclassifications, the total issued and outstanding capital stock of the Corporation shall consist of Twenty-Seven Million, Four Hundred Eleven Thousand, Nine Hundred and Forty-Nine (27,411,949) shares of $0.002 par value Common Stock.

(d) Following the effective date of the foregoing reclassification, until surrendered for cancellation and issuance of a replacement certificate, each certificate evidencing shares of common stock or preferred stock outstanding prior to such reclassification of shares shall after the effective date of such reclassification of shares evidence the number of shares of common stock, $0.002 par value, into which such shares have been reclassified. For purposes of determining the number of whole shares of common stock to which a stockholder is entitled to receive as a result of such reclassification, all shares of common or preferred stock held by such stockholder, whether evidenced by one or more certificates, shall be aggregated.

4.3 **Implementation of Reverse Split.** Effective at 12:01 a.m. EST on March 10, 2003:

(a) The Twenty-Seven Million, Four Hundred Eleven Thousand, Nine Hundred and Forty-Nine (27,411,949) issued and outstanding shares of the Corporation's

(c) Following the effective date of the foregoing subdivision of shares of common stock, until surrendered for cancellation and issuance of a replacement certificate, each certificate evidencing shares of common stock prior to such subdivision of shares shall after the effective date of such subdivision of shares evidence the number of shares into which such shares have been subdivided.

IN WITNESS WHEREOF, The Enchanted Village, Inc. has caused this Certificate of Amendment to be signed by Sally A. Fonner, its President, Sole Officer and Director, this 7th day of March 2003.

THE ENCHANTED VILLAGE, INC.

SALLY A. FONNER
President

AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
THE ENCHANTED VILLAGE, INC.

The Enchanted Village, Inc. (the "Corporation"), pursuant to the requirements of Section 242 of the General Corporation Law of the State of Delaware, as amended, hereby adopts this Amendment to its Certificate of Incorporation.

WHEREAS, the Amendment to the Certificate of Incorporation set forth below was adopted by a resolution by the Corporation's Board of Directors and submitted to the Corporation's stockholders for their written consent and approval in accordance with the requirements of Sections 228 and 242 of the General Corporation Law of Delaware; and

WHEREAS, the number of shares of common stock issued, outstanding and entitled to vote with respect to the respect to the foregoing amendments was 10,668,333 and in accordance with Sections 228 and 242 of the General Corporation Law of Delaware, the holders of 5,440,050 shares of common stock consented in writing to the amendments to the Corporation's Certificate of Incorporation; and

WHEREAS, the number of shares of preferred stock issued, outstanding and entitled to vote with respect to the respect to the foregoing amendments was 300,000 and in accordance with Sections 228 and 242 of the General Corporation Law of Delaware, the holders of 200,375 shares of preferred stock consented in writing to the amendments to the Corporation's Certificate of Incorporation; and

WHEREAS, the Corporation has given written notice to nonconsenting stockholders in accordance with Section 228 of the General Corporation Law of Delaware:

NOW, THEREFORE, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, the provisions of the fourth Article of the Corporation's Certificate of Incorporation are hereby amended to include the following additional provision in "Article Fourth – Number of Shares the Corporation is Authorized to Issue.

4.4 Implementation of Forward Split. Effective at 12:05 a.m. EST on March 10, 2003:

(a) The Seven Thousand, Seven Hundred and Twenty-Five (7,725) issued and outstanding shares of the Corporation's $0.002 par value Common Stock shall be subdivided in the ratio of One Hundred (100) shares of $0.002 par value common stock ("New Common") for every share held by a stockholder immediately prior to the effective time set forth above for the subdivision.

(b) Certificates representing shares of New Common shall only be issued upon the surrender to the Corporation's transfer agent of certificates representing shares of Common Stock, Class A Common Stock or Preferred Stock. No certificate for shares of New Common shall be valid unless it is signed in accordance with the Corporation's by-laws and countersigned by the Corporation's transfer agent.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:31 PM 03/07/2003
030152933 – 0934407

{CB58487}

$0.002 par value common stock shall be combined or "reverse split" into a lesser number of shares in the ratio of one (1) share of $0.002 par value common stock for every Four Thousand (4,000) shares held by a stockholder immediately prior to the effective time set forth above for the reverse split.

(b) No fractional shares of shall be issued in connection with the reverse split and any fractional shares resulting from the reverse split shall be rounded to the next whole share.

(c) Upon completion of the reverse split, the total issued and outstanding capital stock of the Corporation shall consist of Seven Thousand, Seven Hundred and Twenty-Five (7,725) shares of $0.002 par value Common Stock, more or less.

(d) Following the effective date of the foregoing reverse split of shares of common stock, until surrendered for cancellation and issuance of a replacement certificate, each certificate evidencing shares of common stock prior to such reclassification and combination of shares shall after the effective date of such reclassification and combination of shares evidence the number of shares into which such shares have been reclassified and combined. For purposes of determining the number of whole shares of common stock to which a stockholder is entitled to receive as a result of rounding up, all shares of common stock held by such stockholder, whether evidenced by one or more certificates, shall be aggregated.

IN WITNESS WHEREOF, The Enchanted Village, Inc. has caused this Certificate of Amendment to be signed by Sally A. Fonner, its president, Sole Officer and Director, this 7th day of March 2003.

THE ENCHANTED VILLAGE, INC.

SALLY A. FONNER
PRESIDENT

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:02 PM 04/22/2004
FILED 11:55 AM 04/22/2004
SRV 040294251 - 0934407 FILE

CERTIFICATE OF DESIGNATIONS

OF

SERIES A - CONVERTIBLE PREFERRED STOCK

OF

THE ENCHANTED VILLAGE, INC.

Pursuant to Section 151(g) of the
General Corporation Law of the
State of Delaware

Kevin R. Keating, Chief Executive Officer and Secretary, of The Enchanted Village, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation authorizes the issuance of 5,000,000 shares of preferred stock, $0.002 par value per share ("Preferred Stock"), in one or more series.

SECOND: A resolution providing for and in connection with the issuance of the Preferred Stock was duly adopted by the Board of Directors pursuant to authority expressly conferred on the Board of Directors by the provisions of the Certificate of Incorporation as aforesaid, which resolution provides as follows:

RESOLVED: that the Board of Directors, pursuant to authority expressly vested in it by Section III of the Amendment to its Certificate of Incorporation, hereby authorizes the issuance of a series of Preferred Stock of the Corporation and hereby establishes the voting powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Certificate of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as "this resolution" or "this Certificate of Designations", is to be filed as part of a Certificate of Designations under Section 151(g) of the General Corporation Law of the State of Delaware):

1. General.

(a) Designation and Number. The designations of convertible preferred stock created by this resolution shall be Series A Convertible Preferred Stock, par value $0.002 per share, of the Corporation (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock which the Corporation shall be authorized to issue shall be one million shares (1,000,000).

(b) Priority. The Series A Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank (i) on a parity with the Common Stock (as if the Series A Preferred Stock had been converted into Common Stock), and (ii) junior to any other class of Preferred Stock established after the Original Issue Date by the Board of Directors of the Corporation the terms of which expressly provide that such class will rank senior, as to liquidation rights or otherwise, to the Series A Preferred Stock ("Senior Securities").

2. Certain Definitions.

(a) For purposes of this Certificate of Designations, the following terms shall have the meanings indicated below:

"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

"Board of Directors" means the Board of Directors of the Corporation.

"Common Stock" means the Corporation's Common Stock, as presently authorized by the Certificate of Incorporation and as such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

"Original Issue Date" shall mean the first date on which shares of Series A Preferred Stock, as the context requires, are issued.

"Person" or "person" means an individual, corporation, partnership, limited liability company, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

"Preferred Stock" means the Corporation's Preferred Stock, as presently authorized by the Certificate of Incorporation and as such Preferred Stock may hereafter be changed or for which such Preferred Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

"Senior Securities" shall have the meaning set forth in **Section 1(b)** above.

"Subsidiary", with respect to any Person, means any corporation, association or other entity controlled by such Person. For purposes of this definition "control", with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction

of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b) The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision.

(c) References herein to the Certificate of Incorporation include such Certificate as amended by this Certificate of Designations.

3. Voting Rights.

(a) General. Except as may be required by law,

(i) the holders of Series A Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as one class; and

(ii) each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A would be converted (based on the Conversion Rate then in effect) on the record date for the vote which is being taken. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder would be converted, assuming an automatic conversion under **Section 5(a)**) shall be rounded upward to the nearest whole number.

(b) Actions Not Requiring Holders' Consent. The Corporation in its sole discretion may without the vote or consent of any holders of the Series A Preferred Stock amend or supplement this Certificate of Designations:

(i) to cure any ambiguity, defect or inconsistency which does not adversely affect the rights of the holders of Series A Preferred Stock; or

(ii) to make any change that would provide any additional rights or benefits to all the holders of the Series A Preferred Stock.

(c) Meetings; Communications The holders of shares of Series A Preferred Stock shall be entitled to receive in the same manner and at the same times as the holders of the Common Stock, notice of all meetings of stockholders of the Corporation and all communications sent by the Corporation to its stockholders.

4. Dividend Rights.

(a) General. If any dividends or other distributions (including, without limitation, any distribution of cash, indebtedness, assets or other property, but excluding any dividend payable in shares of its common stock) on Common Stock are so permitted and declared, such dividends shall be paid pro rata to the holders of the Common Stock and the

Series A Preferred Stock. The holders of the Series A Preferred Stock shall receive such dividend or other distributions in an amount that would be payable to such holder assuming that such shares had been converted on the record date for determining the stockholders of the Corporation entitled to receive payment of such dividends into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in **Section 5**; *provided, however*, that if the Corporation declares and pays a dividend on the Common Stock consisting of Common Stock to which the anti-dilution adjustment in subparagraph (i) of **Section 5(e)** is applicable and for which an adjustment thereunder is made, then no such dividend will be paid to holders of Series A Preferred Stock, and in lieu thereof the anti-dilution adjustment in subparagraph (i) of **Section 5(e)** shall apply. No dividends shall be paid or declared and set apart for payment on the Common Stock unless and until dividends of at least the same per share amount (assuming the Series A Preferred Stock had been converted into Common Stock) have been, or contemporaneously are, paid or declared and set apart for payment on the Series A Preferred Stock. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends as herein described.

5. Conversion of Series A Preferred Stock into Common Stock.

(a) Automatic Conversion of Series A Preferred Stock. All shares of Series A Preferred Stock then outstanding shall automatically convert without any further action of the holders thereof into shares of Common Stock at the Conversion Rate immediately upon (i) the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware after the Original Issue Date to increase the authorized shares of Common Stock to two hundred million (200,000,000) or (ii) the approval and effectiveness of a one-for-fifteen (1:15) reverse stock split of the outstanding shares of Common Stock of the Corporation ((i) and (ii) collectively referred to herein as the "Series A Trigger Events").

(b) Number of shares of Common Stock Issuable upon Conversion. The number of shares of Common Stock to be issued upon conversion of shares of any Series A Preferred Stock shall be issued at the rate (the "Conversion Rate") of 194.3058 (the "Conversion Rate Factor") shares of Common Stock for every one share of Series A Preferred Stock (without giving effect to the contemplated 1-for15 reverse stock split referred to in Section 5(a) above). The Conversion Rate shall be subject to adjustment from time to time in accordance with subpart (c) of this Section 5.

(c) Anti-dilution Adjustments. The Conversion Rate shall be adjusted from time to time in certain cases as follows:

(i) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Corporation shall, at any time or from time to time, (a) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the Conversion Rate in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification shall be adjusted to that rate which will permit the number of

shares of Common Stock into which the Preferred Stock may be converted to be increased or reduced in the same proportion as the number of shares of Common Stock are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. In the event, if a dividend is declared, such dividend is not paid, the Conversion Rate shall be adjusted to the Conversion Rate in effect immediately prior to the record date of such dividend.

(ii) Mergers, Consolidations and Other Reorganizations. In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Corporation, or any sale, lease, conveyance to another person of the property of the Corporation pursuant to which the Corporation's Common Stock is converted into other securities, cash or assets, each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, merger or conveyance be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or conveyances.

(iii) Fractional Shares. Notwithstanding any other provision of this Certificate of Designations, the Corporation shall not be required to issue fractions of shares upon conversion of any shares of Preferred Stock or to distribute certificates which evidence fractional shares. In lieu of fractional shares of Common Stock, the Corporation shall round upward any fractional shares of Common Stock to the nearest whole number

6. Liquidation, Dissolution or Winding Up.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall participate with the holders of the Common Stock on distributions or payments in proportion to their holdings, assuming that such shares of Preferred Stock had been converted, on the record date for determining the stockholders entitled to receive distributions or payments, into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in **Section 5**.

7. Notices. Except as otherwise expressly provided herein, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by reputable express courier services (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. mail (i) to the holder of a share of Series A Preferred Stock, at the holder's address as it appears in the records of the Corporation or at such other address as any such holder may otherwise indicate in a written notice delivered to

the Corporation; or (ii) to the Corporation, at its principal executive offices or at such other address as the Corporation may otherwise indicate in a written notice delivered to each holder of shares of Series A Preferred Stock. All such notices, requests, demands, consents and other communications shall be deemed to have been received two (2) days after so delivered, sent or deposited. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by facsimile, when received, unless otherwise expressly specified or permitted by the terms hereof.

8. Payment. All amounts payable in cash with respect to the Series A Preferred Stock shall be payable in United States dollars at the principal executive office of the Corporation or, at the option of the Corporation, by check mailed to such holder of the Series A Preferred Stock at its address set forth in the register of holders of Series A Preferred Stock maintained by the Corporation. Any payment on the Series A Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended as permitted herein from time to time) and in the Corporation's Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time as permitted herein) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its duly authorized Chief Executive Officer and its Secretary this 1st day of April, 2004.

THE ENCHANTED VILLAGE, INC.

By: /s/ Kevin R. Keating
Kevin R. Keating,
Chief Executive Officer and Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:02 PM 07/13/2004
FILED 01:56 PM 07/13/2004
SRV 040512728 - 0934407 FILE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION OF

THE ENCHANTED VILLAGE, INC.

a Delaware Corporation

Pursuant to Section 242(a) of the
General Corporation Law of the State of Delaware

The undersigned certifies that:

1. He is the Chief Executive Officer of The Enchanted Village, Inc.

2. Article I of the Certificate of Incorporation of this corporation is amended to read as follows:

   "The name of this corporation shall be: "SORL Auto Parts, Inc."

3. Article IV of the Certificate of Incorporation of this corporation is amended to add the following to the end thereof:

   "Effective 12:01 a.m. on July 15, 2004 (the "effective date"), each share of $0.002, par value per share ("Old Common Stock") of the corporation then issued shall automatically be converted into one fifteenth (1/15) of a share of common stock, par value $0.002 per share ("New Common Stock"). All stockholders otherwise entitled to receive a fractional share of New Common Stock will receive a full share of New Common Stock in lieu of such fractional share, as each fractional share will be rounded up and become a whole share. Prior to the effective date, there are 4,928,000 shares of Old Common Stock issued and outstanding."

4. The foregoing amendments of the Certificate of Incorporation have been duly approved by the board of directors and a majority of the shares entitled to vote on this matter.

I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of my own knowledge.

DATE: July 12, 2004

/s/ Xiao Ping Zhang
Xiao Ping Zhang, Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:45 PM 07/13/2004
FILED 07:31 PM 07/13/2004
SRV 040514609 - 0934407 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SORL AUTO PARTS, INC.

Pursuant to Section 242(a) of the
General Corporation Law of the
State of Delaware

It is hereby certified that:

First: The name of the corporation is Sorl Auto Parts, Inc. (the "Corporation").

Second: The Board of Directors, pursuant to authority expressly vested in it by Section III of the Amendment to its Certificate of Incorporation, hereby authorizes the issuance of a series of Preferred Stock of the Corporation and hereby establishes the voting powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Certificate of Incorporation (or otherwise provided by law) as follows under Section 242(a) of the General Corporation Law of the State of Delaware):

The Certificate of Incorporation is amended by amending the ARTICLE FOURTH to add Paragraph 4.1(c) to read in full, as follows:

1. General

(a) Designation and Number. The designations of convertible preferred stock created by this amendment shall be Series A Convertible Preferred Stock, par value $0.002 per share, of the Corporation (the "Series A Preferred Stock"). The number of shares of Series A Preferred Stock which the Corporation shall be authorized to issue shall be one million shares (1,000,000).

(b) Priority. The Series A Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank (i) on a parity with the Common Stock (as if the Series A Preferred Stock had been converted into Common Stock), and (ii) junior to any other

class of Preferred Stock established after the Original Issue Date by the Board of Directors of the Corporation the terms of which expressly provide that such class will rank senior, as to liquidation rights or otherwise, to the Series A Preferred Stock ("Senior Securities").

2. Certain Definitions.

(a) For purposes of this Certificate of Amendment, the following terms shall have the meanings indicated below:

"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

"Board of Directors" means the Board of Directors of the Corporation.

"Common Stock" means the Corporation's Common Stock, as presently authorized by the Certificate of Incorporation and as such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

"Original Issue Date" shall mean the first date on which shares of Series A Preferred Stock, as the context requires, are issued.

"Person" or "person" means an individual, corporation, partnership, limited liability company, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

"Preferred Stock" means the Corporation's Preferred Stock, as presently authorized by the Certificate of Incorporation and as such Preferred Stock may hereafter be changed or for which such Preferred Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

"Senior Securities" shall have the meaning set forth in **Section 1(b)** above.

"Subsidiary", with respect to any Person, means any corporation, association or other entity controlled by such Person. For purposes of this definition "control", with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b) The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision.

(c) References herein to the Certificate of Incorporation include such Certificate as amended by this Certificate of Designations.

3. Voting Rights.

(a) General. Except as may be required by law,

(i) the holders of Series A Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as one class; and

(ii) each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A would be converted (based on the Conversion Rate then in effect) on the record date for the vote which is being taken. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by each holder would be converted) shall be rounded upward to the nearest whole number.

(b) Actions Not Requiring Holders' Consent. The Corporation in its sole discretion may without the vote or consent of any holders of the Series A Preferred Stock amend or supplement this Certificate of Designations:

(i) to cure any ambiguity, defect or inconsistency which does not adversely affect the rights of the holders of Series A Preferred Stock; or

(ii) to make any change that would provide any additional rights or benefits to all the holders of the Series A Preferred Stock.

(c) Meetings; Communications The holders of shares of Series A Preferred Stock shall be entitled to receive in the same manner and at the same times as the holders of the Common Stock, notice of all meetings of stockholders of the Corporation and all communications sent by the Corporation to its stockholders.

4. Dividend Rights.

(a) General. If any dividends or other distributions (including, without limitation, any distribution of cash, indebtedness, assets or other property, but excluding any dividend payable in shares of its common stock) on Common Stock are so permitted and declared, such dividends shall be paid pro rata to the holders of the Common Stock and the Series A Preferred Stock. The holders of the Series A Preferred Stock shall receive such dividend or other distributions in an amount that would be payable to such holder assuming that such shares had been converted on the record date for determining the stockholders of the Corporation entitled to receive payment of such dividends into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in **Section 5**; *provided, however*, that if the Corporation declares and pays a dividend on the Common Stock consisting of Common Stock to which the anti-dilution adjustment in subparagraph (i) of **Section 5(d)** is applicable and for which an adjustment thereunder is made, then no such dividend will be paid to holders of Series A Preferred Stock, and in lieu thereof the anti-dilution adjustment in subparagraph (i) of **Section 5(d)** shall apply. No dividends shall be paid or declared and set apart for payment on the Common Stock unless and until dividends of at least the same per share amount (assuming the Series A Preferred Stock had been converted into

Common Stock) have been, or contemporaneously are, paid or declared and set apart for payment on the Series A Preferred Stock. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends as herein described.

5. Conversion of Series A Preferred Stock into Common Stock.

(a) Number of shares of Common Stock Issuable upon Conversion. The number of shares of Common Stock to be issued upon conversion of shares of any Series A Preferred Stock shall be issued at the rate (the "Conversion Rate") of 194.3058 (the "Conversion Rate Factor") shares of Common Stock for every one share of Series A Preferred Stock. The Conversion Rate shall be subject to adjustment from time to time in accordance with subpart (b) of this Section 5.

(b) Anti-dilution Adjustments. The Conversion Rate shall be adjusted from time to time in certain cases as follows:

(i) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Corporation shall, at any time or from time to time, (a) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (b) subdivide the outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then in each such case, the Conversion Rate in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification shall be adjusted to that rate which will permit the number of shares of Common Stock into which the Preferred Stock may be converted to be increased or reduced in the same proportion as the number of shares of Common Stock are increased or reduced in connection with such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. In the event, if a dividend is declared, such dividend is not paid, the Conversion Rate shall be adjusted to the Conversion Rate in effect immediately prior to the record date of such dividend.

(ii) Mergers, Consolidations and Other Reorganizations. In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Corporation, or any sale, lease, conveyance to another person of the property of the Corporation pursuant to which the Corporation's Common Stock is converted into other securities, cash or assets, each share of Series A Preferred Stock shall after such reorganization, reclassification, consolidation, merger or conveyance be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification,

consolidation, merger or conveyance. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or conveyances.

(iii) Fractional Shares. Notwithstanding any other provision of this Certificate of Designations, the Corporation shall not be required to issue fractions of shares upon conversion of any shares of Preferred Stock or to distribute certificates which evidence fractional shares. In lieu of fractional shares of Common Stock, the Corporation shall round upward any fractional shares of Common Stock to the nearest whole number

6. Liquidation, Dissolution or Winding Up.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock shall participate with the holders of the Common Stock on distributions or payments in proportion to their holdings, assuming that such shares of Preferred Stock had been converted, on the record date for determining the stockholders entitled to receive distributions or payments, into the maximum number of shares of Common Stock into which such shares of Preferred Stock are then convertible as provided in **Section 5**.

7. Notices. Except as otherwise expressly provided herein, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered personally, sent by reputable express courier services (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. mail (i) to the holder of a share of Series A Preferred Stock, at the holder's address as it appears in the records of the Corporation or at such other address as any such holder may otherwise indicate in a written notice delivered to the Corporation; or (ii) to the Corporation, at its principal executive offices or at such other address as the Corporation may otherwise indicate in a written notice delivered to each holder of shares of Series A Preferred Stock. All such notices, requests, demands, consents and other communications shall be deemed to have been received two (2) days after so delivered, sent or deposited. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by facsimile, when received, unless otherwise expressly specified or permitted by the terms hereof.

8. Payment. All amounts payable in cash with respect to the Series A Preferred Stock shall be payable in United States dollars at the principal executive office of the Corporation or, at the option of the Corporation, by check mailed to such holder of the Series A Preferred Stock at its address set forth in the register of holders of Series A Preferred Stock maintained by the Corporation. Any payment on the Series A Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

9. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended as permitted herein from time to time) and in the Corporation's Certificate of Incorporation. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

10. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11. Severability of Provisions. If any voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time as permitted herein) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

Third: The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Fourth: This amendment to the Certificate of Incorporation shall supercede that certain Certificate of Designations of Series A-Convertible Preferred Stock of the Corporation filed by the Delaware Secretary of State on April 22, 2004.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized Chief Executive Officer this 9th day of June, 2004.

SORL AUTO PARTS, INC.

By: /s/ Xiao Ping Zhang
Xiao Ping Zhang,
Chief Executive Officer